EXHIBIT 23.1
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                          CONSENT OF KPMG LLP
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The Board of Trustees
AMLI Residential Properties Trust:

We consent to the use of our report dated February 24, 2001 with respect to the consolidated financial statements and related financial statement schedule of AMLI Residential Properties Trust as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 contained in the Company's Annual Report on Form 10-K, incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in this Form S-3 Registration Statement.




Chicago, Illinois
November 30, 2001

KPMG LLP